Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

Board of Directors/Trustees

ING Balanced Portfolio, Inc., ING Variable Funds, ING Variable Portfolios, Inc., ING Intermediate Bond Portfolio, and ING Money Market Portfolio

We consent to the use of our reports dated February 19, 2010 and February 25, 2010, incorporated herein by reference, to ING Balanced Portfolio, ING Growth and Income Portfolio, a series of ING Variable Funds, ING Small Company Portfolio, ING Opportunistic LargeCap Portfolio, ING BlackRock Science and Technology Portfolio, ING Index Plus LargeCap Portfolio, ING Index Plus MidCap Portfolio, and ING Index Plus SmallCap Portfolio, each a series of ING Variable Portfolios, Inc., ING Intermediate Bond Portfolio, and ING Money Market Portfolio, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 28, 2010